Exhibit 99.2

SUPPLEMENTAL INFORMATION

DECEMBER 31, 2006

(UNAUDITED)

Table of Contents

Overview
About the Company
Company Information
Quarterly Highlights

Consolidated Information
Balance Sheets
Statements of Income
Statements of Cash Flows
Funds From Operations
Net Cash Provided by Operating Activities to EBITDA Reconciliation
Adjusted Fixed Charge Coverage
Indebtedness
Capitalization
Portfolio Overview
Same Property Performance
Lease Expirations

Other Information
Reporting Definitions
Supplemental Financial Measures Disclosures

Overview

About the Company (1)

Health Care Property Investors, Inc. together with its consolidated subsidiaries and joint ventures (collectively, “HCP” or the “Company”), invests primarily in real estate serving the healthcare industry in the United States.  Health Care Property Investors, Inc. is a Maryland real estate investment trust (“REIT”) organized in 1985.  The Company is headquartered in Long Beach, California, with operations in Nashville, Tennessee and Orlando, Florida, and its portfolio includes interests in 731 properties.  The Company acquires healthcare facilities and leases them to healthcare providers and provides mortgage financing secured by healthcare facilities. The Company’s portfolio includes: (i) senior housing, including independent living facilities (“ILFs”), assisted living facilities (“ALFs”), and continuing care retirement communities (“CCRCs”); (ii) medical office buildings (“MOBs”); (iii) hospitals; (iv) skilled nursing facilities (“SNFs”); and (v) other healthcare facilities, including laboratory and office buildings. For business segment financial data, see our consolidated financial statements included elsewhere in this report.

References herein to “HCP,” the “Company,” “we,” “us” and “our” include Health Care Property Investors, Inc. and our consolidated subsidiaries and joint ventures, unless the context otherwise requires.

The Company is organized to invest in healthcare-related facilities.  Our primary goal is to increase shareholder value through profitable growth.  Our investment strategy to achieve this goal is based on three principles — opportunistic investing, portfolio diversification and conservative financing.

Opportunistic Investing.  We make real estate investments that are expected to drive profitable growth and create long-term shareholder value. We attempt to position ourselves to create and take advantage of situations where we believe the opportunities meet our goals and investment criteria. We invest in properties directly and through joint ventures, and provide secured financing, depending on the nature of the investment opportunity.

Portfolio Diversification.  We believe in maintaining a portfolio of healthcare-related real estate diversified by sector, geography, operator and investment product. Diversification within the healthcare industry reduces the likelihood that a single event would materially harm our business. This allows us to take advantage of opportunities in different markets based on individual market dynamics. While pursuing our strategy of maintaining diversification in our portfolio, there are no specific limitations on the percentage of our total assets that may be invested in any one property, property type, geographic location or in the number of properties which we may invest, lease or lend to a single operator.  With investments in multiple sectors of healthcare real estate, HCP can focus on opportunities with the best risk/reward profile for the portfolio as a whole, rather than having to choose from transactions within a specific property type.

Conservative Financing.  We believe a conservative balance sheet provides us with the ability to execute our opportunistic investing approach and portfolio diversification principles. We maintain our conservative balance sheet by actively managing our debt to equity levels and maintaining available sources of liquidity, such as our revolving line of credit. Our debt is primarily fixed rate, which reduces the impact of rising interest rates on our operations. Generally, we attempt to match the long-term duration of our leases with long-term fixed-rate financing.

In underwriting our investments, we structure and adjust the price of the investment in accordance with our assessment of risk. We may structure transactions as master leases, require indemnifications, obtain enhancements in the form of letters of credit or security deposits, and take other measures to mitigate risk. We finance our investments based on our evaluation of available sources of funding. For short-term purposes, we may utilize our revolving line of credit or arrange for other short-term borrowings from banks or other sources. We arrange for longer-term financing through public offerings or from institutional investors. We may incur additional indebtedness or issue preferred or common stock. We may incur additional mortgage indebtedness on real estate we acquire. We may also obtain non-recourse or other mortgage financing on unleveraged properties in which we have invested or may refinance existing debt on properties acquired.

As of December 31, 2006, the Company’s portfolio of properties, excluding assets held for sale and classified as discontinued operations, included 731 properties and consisted of:

•                  35 hospitals

•                  69 skilled nursing facilities

•                  337 senior housing facilities

•                  260 medical office buildings

•                  30 other healthcare facilities

The information in this supplemental information package should be read in conjunction with the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”).  The Reporting Definitions and Supplemental Financial Disclosures are an integral part of the information presented herein.

On our internet website, www.hcpi.com, you can access, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission (“SEC”). In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Mark Wallace, Executive Vice President, Chief Financial Officer and Treasurer at (562) 733-5100.

(1)             As of December 31, 2006

Company Information (1)

Board of Directors
Mary A. Cirillo-Goldberg	Harold M. Messmer, Jr.
Former Chairman and Chief Executive	Chairman and Chief Executive Officer
Officer, OPCENTER	Robert Half International, Inc.
Compensation Committee	Compensation Committee
Nominating and Corporate	Nominating and Corporate
Governance Committee	Governance Committee

Robert R. Fanning, Jr.	Peter L. Rhein
Managing Director (Retired)	Partner
The Huron Consulting Group	Sarlot & Rhein
Audit Committee	Chairperson, Audit Committee

James F. Flaherty III	Kenneth B. Roath
Chairman and Chief Executive Officer	Chairman Emeritus
Health Care Property Investors, Inc.	Health Care Property Investors, Inc.

David B. Henry	Richard M. Rosenberg
Vice Chairman and Chief Investment	Chairman and Chief Executive Officer
Officer, Kimco Realty Corporation	(Retired), Bank of America
Audit Committee	Lead Director
Finance Committee	Chairperson, Nominating and
Nominating and Corporate	Corporate Governance Committee
Governance Committee	Finance Committee

Michael D. McKee	Joseph P. Sullivan
Vice Chairman and Chief Operating	Chairman of the Board of Advisors
Officer, The Irvine Company	RAND Health
Chairperson, Compensation Committee	Chairperson, Finance Committee
Audit Committee

Senior Management
George P. Doyle	Brian J. Maas
Senior Vice President	Senior Vice President
Chief Accounting Officer	Associate General Counsel

Charles A. Elcan	Stephen R. Maulbetsch
Executive Vice President	Executive Vice President
Medical Office Properties	Strategic Development

James F. Flaherty III	Stephen I. Robie
Chairman and	Senior Vice President
Chief Executive Officer	Financial Planning and Analysis

Paul F. Gallagher	Timothy M. Schoen
Executive Vice President	Senior Vice President
Chief Investment Officer	Investment Management

Edward J. Henning	Susan M. Tate
Executive Vice President	Senior Vice President
General Counsel and	Asset Management
Corporate Secretary
Mark A. Wallace
Thomas D. Kirby	Executive Vice President
Senior Vice President	Chief Financial Officer and Treasurer
Acquisitions and Dispositions

Thomas M. Klaritch
Senior Vice President
Medical Office Properties

Company Information
Corporate Headquarters	Senior Debt Ratings
3760 Kilroy Airport Way, Suite 300	Fitch	BBB
Long Beach, CA 90806-2473	Moody’s	Baa3
(562) 733-5100	Standard & Poor’s	BBB

Nashville Office	Stock Exchange Listing
3100 West End Avenue, Suite 800	NYSE	(US Dollar)
Nashville, TN 37203
(615) 324-6900	Trading Symbol
	HCP	Common Stock
Orlando Office	HCP_pe	Series E Preferred
420 S. Orange Avenue, Suite 500	HCP_pf	Series F Preferred
Orlando, FL 32801
(407) 835-3200

(1)             As of January 29, 2007.

Quarterly Highlights (1)

Mergers with CNL Retirement Properties, Inc, and CNL Retirement Corp.

As previously announced, on October 5, 2006, we closed our merger with CRP for aggregate consideration of approximately $5.3 billion. In the merger, we paid an aggregate of $2.9 billion of cash, issued 22.8 million shares of our common stock, and either assumed or refinanced approximately $1.7 billion of CRP’s outstanding debt.  Simultaneous with the closing of the merger with CRP, we also merged with CNL Retirement Corp. and issued 4.4 million shares of common stock.

In connection with the CRP merger, we entered into credit agreements with a syndicate of banks providing for aggregate borrowings of $3.4 billion.  The credit facilities included a $0.7 billion bridge loan, a $1.7 billion two-year term loan, and a $1.0 billion three-year revolving credit facility.  As of December 31, 2006, we had fully repaid the bridge loan and borrowings under the term loan were reduced to $0.5 billion.  In addition, through capital market and joint venture transactions in January 2007, we fully repaid the balance outstanding under the term loan.

Investment Transactions

During 2006, including the CRP merger discussed above, we acquired interests in properties aggregating $5.9 billion with an average yield of 6.9%. Our 2006 investments were made in the following healthcare sectors: (i) 77% senior housing facilities; (ii) 19% medical office buildings (“MOBs”); (iii) 3% hospitals; and (iv) 1% other healthcare facilities.

During 2006, we sold 83 properties for $512 million and recognized gains of approximately $275 million. These sales included 69 skilled nursing facilities (“SNFs”) sold on December 1, 2006, for $392 million with gains of approximately $226 million.  On or before December 1, 2006, tenants for nine SNFs exercised rights of first refusal to acquire such facilities.  The sales of the nine SNFs for $52 million are expected to be completed by June 30, 2007.

On November 17, 2006, we purchased $300 million of senior secured toggle notes issued by HCA Inc. (“HCA”). These notes accrue interest at 9.625%, mature on November 15, 2016, and are secured by second-priority liens on HCA’s and its subsidiary guarantors’ assets.

On January 31, 2007, we acquired three long-term acute care hospitals and received proceeds of $36 million in exchange for 11 skilled nursing facilities valued at $77 million. The three acquired properties have an initial lease term of ten years, with two ten-year renewal options, and an initial contractual yield of 12% with escalators based on the lessee’s revenue growth.  The acquired properties are included in a new master lease that contains 14 properties leased to the same operator.

On February 9, 2007, we acquired the Medical City Dallas campus, which includes two hospital towers, six medical office buildings, and three parking garages, for approximately $347 million, including non-managing member LLC units (“DownREIT units”) valued at $174 million. The initial yield on this campus is approximately 7.3%.

Joint Venture Transactions

On October 27, 2006, we formed an MOB joint venture with an institutional capital partner. The joint venture includes 13 properties valued at $140 million and encumbered by $92 million of mortgage debt. Upon formation, we received approximately $36 million in proceeds, including a one-time acquisition fee of $0.7 million.  We retained an effective 26% interest in the venture, will act as the managing member, and will receive ongoing asset management fees.

On November 30, 2006, we acquired the interest held by an affiliate of General Electric Company in HCP Medical Office Portfolio, LLC (“HCP MOP”) for $141 million. We are now the sole owner of the venture and its 59 MOBs, which have approximately four million rentable square feet. At closing, $251 million of mortgage debt encumbered these MOBs.

On January 5, 2007, we formed a senior housing joint venture with an institutional capital partner.  The joint venture includes 25 properties valued at $1.1 billion and encumbered by a $686 million secured debt facility. Upon formation, we received approximately $280 million in proceeds, including a one-time acquisition fee of $5.4 million.  Including the $446 million recently received from the secured debt facility with Fannie Mae discussed below, we received $726 million in total proceeds. We retained a 35% interest in the venture, will act as the managing member, and will receive ongoing asset management fees.

Capital Market Transactions

On November 10, 2006, we issued 33.5 million shares of our common stock. We received net proceeds of approximately $960 million, which were used to repay our bridge loan facility and borrowings under our term loan and revolving credit facilities.

On December 4, 2006, we issued $400 million of 5.65% senior unsecured notes due in 2013. The notes were priced at 99.768% of the principal amount for an effective yield of 5.69%. We received net proceeds of $396 million, which were used to repay borrowings under our term loan facility.

On December 21, 2006, in anticipation of our senior housing joint venture that closed on January 5, 2007, we expanded an existing secured debt facility with Fannie Mae to $686 million, receiving $446 million in proceeds.  The Fannie Mae facility bears interest at a weighted average rate of 5.66%. The funds from the expanded debt facility were used to repay borrowings under our term loan facility.

On January 19, 2007, we issued 6.8 million shares of common stock. We received net proceeds of approximately $261 million, which were used to repay borrowings under our term loan facility.

On January 22, 2007, we issued $500 million of 6.00% senior unsecured notes due in 2017. The notes were priced at 99.323% of the principal amount for an effective yield of 6.09%. We received net proceeds of $493 million, which were used to repay our term loan facility and borrowings under our revolving credit facility.

Other Events

On January 29, 2007, the Company announced that its Board of Directors declared a quarterly common stock cash dividend of $0.445 per share. The common stock dividend will be paid on February 21, 2007, to stockholders of record as of the close of business on February 5, 2007. The annualized rate of distribution for 2007 is $1.78, compared with $1.70 for 2006, which represents a 4.7% increase.

(1)             Includes events subsequent to the current quarter-end through the date of the most recent quarterly earnings press release issuance.

Consolidated Information

Consolidated Balance Sheets

In thousands
	December 31,
	2006	2005
ASSETS
Real estate:
Buildings and improvements	$6,651,705	$3,078,852
Developments in process	44,221	22,092
Land	766,927	308,827
Less accumulated depreciation and amortization	595,662	473,735
Net real estate	6,867,191	2,936,036

Net investment in direct financing leases	678,013	—
Loans receivable, net	196,480	186,831
Investments in and advances to unconsolidated joint ventures	25,389	48,598
Accounts receivable, net	31,026	13,313
Cash and cash equivalents	60,687	21,342
Intangible assets, net	479,612	36,264
Real estate held for sale, net	57,496	282,959
Real estate held for contribution	1,102,016	25,397
Other assets, net	514,839	46,525

Total assets	$10,012,749	$3,597,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Bank line of credit and term loan	$1,129,093	$258,600
Senior unsecured notes	2,748,522	1,462,250
Mortgage debt	1,531,086	236,096
Mortgage debt on assets held for contribution	685,568	—
Other debt	107,746	—
Intangible liabilities, net	151,328	5,382
Accounts payable and accrued liabilities	182,810	68,718
Deferred revenue	20,795	17,169
Total liabilities	6,556,948	2,048,215

Minority interests:
Joint venture partners	34,211	20,905
Non-managing member unitholders	127,554	128,379
Total minority interests	161,765	149,284

Stockholders’ equity:
Preferred stock	285,173	285,173
Common stock	198,599	136,194
Additional paid-in capital	3,108,908	1,446,349
Cumulative net income	1,938,693	1,521,146
Cumulative dividends	(2,255,062)	(1,988,248)
Accumulated other comprehensive income (loss)	17,725	(848)
Total stockholders’ equity	3,294,036	1,399,766
Total liabilities and stockholders’ equity	$10,012,749	$3,597,265

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Statements of Income

In thousands, except per share data
	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Revenues and other income:
Rental and related revenues	$209,062	$107,565	$557,021	$396,804
Equity income (loss) from unconsolidated joint ventures	751	(891)	8,331	(1,123)
Income from direct financing leases	15,008	—	15,008	—
Investment management fee income	1,220	791	3,895	3,184
Interest and other income	8,857	6,374	34,832	22,922
	234,898	113,839	619,087	421,787
Costs and expenses:
Interest	110,603	30,329	213,304	107,201
Depreciation and amortization	56,838	25,724	144,215	94,862
Operating	32,505	16,965	89,186	59,316
General and administrative	22,200	8,474	47,370	31,869
Impairments	3,577	—	3,577	—
	225,723	81,492	497,652	293,248

Income before minority interests	9,175	32,347	121,435	128,539
Minority interests	(3,347)	(3,357)	(14,805)	(12,950)
Income from continuing operations	5,828	28,990	106,630	115,589

Discontinued operations:
Operating income	8,057	11,542	41,638	47,312
Gain on sales of real estate, net of impairments	227,389	979	269,279	10,156
	235,446	12,521	310,917	57,468

Net income	241,274	41,511	417,547	173,057
Preferred stock dividends	(5,282)	(5,282)	(21,130)	(21,130)
Net income applicable to common shares	$235,992	$36,229	$396,417	$151,927

Basic earnings per common share (EPS):
Continuing operations	$—	$0.17	$0.58	$0.70
Discontinued operations	1.28	0.10	2.09	0.43
Net income applicable to common shares	$1.28	$0.27	$2.67	$1.13

Diluted earnings per common share:
Continuing operations	$—	$0.17	$0.57	$0.70
Discontinued operations	1.27	0.10	2.09	0.42
Net income applicable to common shares	$1.27	$0.27	$2.66	$1.12

Weighted average shares used to calculate EPS:
Basic	183,736	135,536	148,236	134,673
Diluted	185,278	136,366	149,226	135,560

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Statements of Cash Flows

In thousands
	Year Ended December 31
	2006	2005
Cash flows from operating activities:
Net income	$417,547	$173,057
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	144,215	94,862
Discontinued operations	9,854	13,104
Amortization of above and below market lease intangibles, net	(797)	(1,912)
Stock-based compensation	8,232	6,495
Debt issuance costs amortization	14,533	3,181
Impairments	9,581	—
Recovery of loan losses	—	(56)
Straight-line rents and interest accretion	(20,723)	(7,257)
Equity (income) loss from unconsolidated joint ventures	(8,331)	1,123
Distributions of earnings from unconsolidated joint ventures	8,331	—
Minority interests	14,805	12,950
Gain on sales of equity securities, net	(1,861)	(4,517)
Gain on sales of real estate, net	(275,283)	(10,156)
Changes in:
Accounts receivable	1,295	1,521
Other assets	(15,243)	(8,524)
Accounts payable, accrued liabilities and deferred revenue	28,061	8,219
Net cash provided by operating activities	334,216	282,090

Cash flows from investing activities:
Acquisition and development of real estate	(480,137)	(447,152)
Lease commissions and tenant and capital improvements	(18,932)	(7,138)
Net proceeds from sales of real estate	512,317	64,564
Cash used in CNL Retirement Properties merger, net of cash acquired	(3,325,046)	—
Cash used in purchase of HCP MOP, net of cash acquired	(138,166)	—
Distributions from unconsolidated joint ventures, net	32,115	6,973
Purchase of equity securities	(13,670)	(6,768)
Proceeds from the sale of equity securities	7,550	6,482
Principal repayments on loans receivable	63,535	19,138
Investment in loans receivable and debt securities	(329,724)	(53,293)
Decrease in restricted cash	388	2,408
Net cash used in investing activities	(3,689,770)	(414,786)

Cash flows from financing activities:
Net borrowings (repayments) under bank lines of credit	365,900	(41,500)
Borrowings under term and bridge loans	2,396,385	—
Repayments of term and bridge loans	(1,901,136)	—
Repayments of mortgage debt	(66,689)	(17,889)
Issuance of mortgage debt, net of issuance costs	614,473	—
Repayments of senior unsecured notes	(255,000)	(31,000)
Issuance of senior unsecured notes, net of issuance costs	1,539,449	445,471
Net proceeds from the issuance of common stock and exercise of options	989,039	45,238
Dividends paid on common and preferred stock	(266,814)	(248,389)
Settlement of cash flow hedges	(4,354)	—
Distributions to minority interests	(16,354)	(14,855)
Net cash provided by financing activities	3,394,899	137,076

Net increase in cash and cash equivalents	39,345	4,380
Cash and cash equivalents, beginning of year	21,342	16,962
Cash and cash equivalents, end of year	$60,687	$21,342

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Funds From Operations

In thousands, except per share data
	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Net income applicable to common shares	$235,992	$36,229	$396,417	$151,927
Real estate depreciation and amortization:
Continuing operations	56,838	25,724	144,215	94,862
Discontinued operations	1,406	3,135	9,854	13,104
Gain on sales of real estate	(228,682)	(979)	(275,283)	(10,156)
Equity (income) loss from unconsolidated joint ventures	(751)	891	(8,331)	1,123
FFO from unconsolidated joint ventures	1,631	1,071	7,321	8,140
Minority interests	3,347	3,357	14,805	12,950
Minority interests in FFO	(4,152)	(3,677)	(16,245)	(14,224)
FFO applicable to common shares	$65,629	$65,751	$272,753	$257,726

Distributions on convertible units	$—	$2,426	$7,832	$9,066

Diluted FFO applicable to common shares	$65,629	$68,177	$280,585	$266,792

Basic FFO per common share	$0.36	$0.49	$1.84	$1.91

Diluted FFO per common share	$0.35	$0.48	$1.82	$1.89

Weighted average shares used to calculate diluted FFO per common share	185,278	142,405	153,831	141,018

Dividends declared per common share	$0.425	$0.420	$1.700	$1.680

FFO payout ratio per common share	121.4%	87.5%	93.4%	88.9%

Consolidated selected supplemental cash flow information:
Impairments	$4,870	$—	$9,581	$—
Capitalized interest	307	155	895	637
Stock-based compensation	2,172	1,716	8,232	6,495
Debt issuance costs amortization	11,787	837	14,533	3,181
Amortization of above and below market lease intangibles, net	(586)	204	797	1,912
Straight-line rents and interest accretion	13,287	2,606	20,723	7,257
Change in SAB 104 deferred revenue	(877)	(221)	(517)	546
Lease commissions and tenant and capital improvements	6,929	2,664	18,932	7,138

See Reporting Definitions and Supplemental Financial Measure Disclosures

Net Cash Provided by Operating Activities to EBITDA Reconciliation

In thousands
	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net cash provided by operating activities	$79,723	$61,049	$334,216	$282,090
Changes in:
Accounts receivable	(658)	(194)	(1,295)	(1,521)
Other assets	8,345	7,119	15,243	8,524
Accounts payable, accrued liabilities and deferred revenue	(7,408)	3,649	(28,061)	(8,219)
Gain on sales of real estate, net	228,682	979	275,283	10,156
Gain on sales of equity securities, net	309	1,759	1,861	4,517
Minority interests	(3,347)	(3,357)	(14,805)	(12,950)
Distributions of earnings from unconsolidated joint ventures	(751)	—	(8,331)	—
Equity income (loss) from unconsolidated joint ventures	751	(891)	8,331	(1,123)
Straight-line rents and interest accretion	13,287	2,606	20,723	7,257
Recovery of loan losses	—	—	—	56
Impairments	(4,870)	—	(9,581)	—
Debt issuance costs amortization	(11,787)	(837)	(14,533)	(3,181)
Stock-based compensation	(2,172)	(1,716)	(8,232)	(6,495)
Amortization of above and below market lease intangibles, net	(586)	204	797	1,912
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	(56,838)	(25,724)	(144,215)	(94,862)
Discontinued operations	(1,406)	(3,135)	(9,854)	(13,104)
Net income	241,274	41,511	417,547	173,057

Interest expense:
Continuing operations	110,603	30,329	213,304	107,201
Discontinued operations	27	—	27	—
Income taxes	46	(494)	155	(708)
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	56,838	25,724	144,215	94,862
Discontinued operations	1,406	3,135	9,854	13,104
Equity (income) loss from unconsolidated joint ventures	(751)	891	(8,331)	1,123
HCP’s share of EBITDA from HCP MOP(1)	2,330	2,875	18,293	13,657
EBITDA	$411,773	$103,971	$795,064	$402,296

(1)             Prior to November 30, 2006, HCP MOP was an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company was the managing member and had a 33% interest therein. HCP’s share of EBITDA from HCP MOP excludes amounts subsequent to HCP’s acquisition of GE’s interest.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Adjusted Fixed Charge Coverage

In thousands
	Three Months Ended December 31,				Year Ended December 31,
	2006		2005		2006		2005
Net income	$241,274		$41,511		$417,547		$173,057
Interest expense:
Continuing operations	110,603		30,329		213,304		107,201
Discontinued operations	27		—		27		—
Income taxes	46		(494)		155		(708)
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	56,838		25,724		144,215		94,862
Discontinued operations	1,406		3,135		9,854		13,104
Equity (income) loss from unconsolidated joint ventures	(751)		891		(8,331)		1,123
HCP’s share of EBITDA from HCP MOP(1)	2,330		2,875		18,293		13,657
EBITDA	$411,773		$103,971		$795,064		$402,296

Interest expense:
Continuing operations	$110,603		$30,329		$213,304		$107,201
Discontinued operations	27		—		27		—
HCP’s share of interest expense from HCP MOP(1)	887		1,735		5,181		6,748
Capitalized interest	307		155		895		637
Preferred stock dividends	5,282		5,282		21,130		21,130
Adjusted fixed charges	$117,106		$37,501		$240,537		$135,716

Adjusted fixed charge coverage	3.5	x	2.8	x	3.3	x	3.0	x

(1)             Prior to November 30, 2006, HCP MOP was an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company was the managing member and had a 33% interest therein.  HCP’s share of EBITDA from HCP MOP excludes amounts subsequent to HCP’s acquisition of GE’s interest.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Indebtedness

In thousands
	Debt Maturities and Scheduled Principal Repayments

	December 31, 2006
	Total	Bank Lines of Credit and Term Loan	Senior Unsecured Notes	Mortgage Debt(2)	Other Debt(3)

2007	$196,718	$—	$20,000	$68,972	$107,746
2008	902,821	504,593	300,000	98,228	—
2009	900,907	624,500	—	276,407	—
2010	508,595	—	206,421	302,174	—
2011	457,520	—	300,000	157,520	—
2012	402,496	—	250,000	152,496	—
2013	723,599	—	550,000	173,599	—
2014	268,682	—	87,000	181,682	—
2015	500,382	—	400,000	100,382	—
2016	1,023,615	—	400,000	623,615	—
Thereafter	324,933	—	250,000	74,933	—

Subtotal	6,210,268	1,129,093	2,763,421	2,210,008	107,746

(Discounts) and premiums, net	(8,253)	—	(14,899)	6,646	—
Consolidated debt(1)	$6,202,015	$1,129,093	$2,748,522	$2,216,654	$107,746

Weighted average interest rate	5.97%	6.12%	5.88%	6.00%	N/A

Weighted average maturity in years	5.92	2.30%	6.63%	6.89	N/A

	December 31, 2006	December 31, 2005
Fixed rate debt:
Senior unsecured notes	$2,424,163	$1,437,250
Mortgage debt(2)	2,001,716	224,431
Other debt(3)	107,746	—
	4,533,625	1,661,681

Variable rate debt:
Bank lines of credit and term loan	1,129,093	258,600
Senior unsecured notes	324,359	25,000
Mortgage debt	214,938	11,665
	1,668,390	295,265

Consolidated debt	$6,202,015	$1,956,946

Percent of consolidated debt
Fixed rate	73.1%	84.9%
Variable rate	26.9%	15.1%
	100.0%	100.0%

Unsecured	64.3%	87.9%
Secured	35.7%	12.1%
	100.0%	100.0%

(1)             Consolidated debt reflects carrying value.

(2)             Includes $45.6 million of mortgage debt that has been hedged through interest rate swap contracts.

(3)             In connection with the CRP merger on October 5, 2006, the Company assumed non-interest bearing life care bonds at two of its CCRCs and non-interest bearing occupancy fee deposits at another of its senior housing facilities, all of which are payable to certain residents of the facilities.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Capitalization

In thousands, except per share data

Market Equity
	December 31, 2006				December 31, 2005
	Dividend	Shares/			Shares/
Security	Rate	Units	Price	Value	Units	Price	Value
Common stock and convertible units:

Common stock	N/A	198,599	$36.82	$7,312,415	136,194	$25.56	$3,481,119
Convertible partnership units (2 for 1)(1)	N/A	2,533	73.64	186,530	2,670	51.12	136,490
Convertible partnership units (1 for 1)(2)	N/A	887	36.82	32,659	699	25.56	17,866
				7,531,604			3,635,475
Preferred stock:
Series E	7.25%	4,000	25.56	102,240	4,000	25.16	100,640
Series F	7.10%	7,820	25.62	200,348	7,820	25.10	196,282
				302,588			296,922

Total market equity				$7,834,192			$3,932,397

Capitalization Ratios

	December 31, 2006	December 31, 2005
Consolidated debt(3):
Bank line of credit and term loan	$1,129,093	$258,600
Senior unsecured notes	2,748,522	1,462,250

Mortgage debt	2,216,654	236,096
Other debt	107,746	—
	$6,202,015	$1,956,946
Total undepreciated investments:
Buildings and improvements	$6,651,705	$3,078,852
Developments in process	44,221	22,092
Land	766,927	308,827
Net investment in direct financing leases	678,013	—
Loans receivable, net	196,480	186,831

Investments in and advances to unconsolidated joint ventures	25,389	48,598
Intangible real estate assets, gross	508,347	44,215

Real estate held for sale, gross	95,279	423,313
Real estate held for contribution, gross	1,102,016	25,397
Marketable securities	337,659	6,333
Intangible real estate liabilities, gross	(158,519)	(7,566)
	$10,247,517	$4,136,892
Consolidated debt / Undepreciated investments	60.5%	47.3%

Total market capitalization:
Consolidated debt	$6,202,015	$1,956,946
Total market equity	7,834,192	3,932,397
	$14,036,207	$5,889,343

Consolidated debt / Total market capitalization	44.2%	33.2%

Total book capitalization:
Consolidated debt	$6,202,015	$1,956,946
Total stockholders’ equity	3,294,036	1,399,766
	$9,496,051	$3,356,712

Consolidated debt / Total book capitalization	65.3%	58.3%

(1)             Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of two shares of the Company’s common stock at time of conversion or, at the Company’s option, two shares of the Company’s common stock.

(2)             Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of one share of the Company’s common stock at time of conversion or, at the Company’s option, one share of the Company’s common stock.

(3)             Consolidated debt reflects book value.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Portfolio Overview

As of and for the year ended December 31, 2006, dollars and square feet in thousands

Owned Property, Secured Loan and Direct Financing Lease Portfolios

Overview by property type

	Property			Square	Facility Occupancy %		Number
Sector	Count	Beds/Units		Feet	12/31/06	09/30/06	of States
Hospital	35	3,526	Beds	3,961	53	55	16
Skilled nursing	69	8,000	Beds	2,644	86	80	17
Senior housing	308	31,656	Units	26,409	90	89	40
MOB	246	N/A		14,952	90	94	28
Other	30	N/A		1,626	99	99	9
Total	688			49,592

Operator concentration

	Property	Investment			Interest and	Total
Operator	Count	Amount	%	NOI	DFL Income	Amount	%
Sunrise Senior Living	106	$2,245,673	23	$22,125	$10,383	$32,508	7
Brookdale Senior Living(1)	23	668,637	7	48,417	—	48,417	10
Tenet Healthcare Corporation	8	423,497	4	53,753	—	53,753	11
Summerville Healthcare Group	31	274,842	3	21,956	984	22,940	5
Aegis Senior Living	12	258,008	3	22,179	—	22,179	4
Emeritus Corporation	36	245,676	3	27,877	336	28,213	6
Encore Senior Living	18	177,080	2	2,489	75	2,564	1
Capital Senior Living	14	168,325	2	4,934	—	4,934	1
Harbor Retirement Associates	10	158,886	2	1,713	496	2,209	—
Erickson Retirement Communities	6	116,274	1	—	5,046	5,046	1
Other Public Companies	53	448,609	5	49,559	8,204	57,763	12
Other Operators	371	3,394,475	34	183,974	690	184,664	37
	688	$8,579,982	89	$438,976	$26,214	$465,190	95
Investments held for contribution(2):
Horizon Bay	25	1,100,600	11	20,043	—	20,043	4
Other Operators	—	—	—	8,816	—	8,816	1
	713	$9,680,582	100	$467,835	$26,214	$494,049	100
Reconciliation of Net Income to NOI
Net income				$417,547
Equity income from unconsolidated joint ventures				(8,331)
Income from direct financing leases				(15,008)
Investment management fee and other income				(38,727)
Interest expense				213,304
Depreciation and amortization				144,215
General and administrative				47,370
Impairments				3,577
Minority interests				14,805
Total discontinued operations				(310,917)
Net operating income (“NOI”)				$467,835

(1)             Brookdale Senior Living Inc. acquired American Retirement Corporation (“ARC”) on July 25, 2006.

(2)             On January 5, 2007, we formed a joint venture for 25 senior housing assets and retained a 35% interest in the venture.  The carrying value of the 25 senior housing facilities is classified as real estate held for contribution on our consolidated balance sheet at December 31, 2006.  On October 13, 2006, we formed a joint venture for 13 MOBs and retained an effective 26% interest in the venture.  Under SFAS No. 144, these assets meet the criteria to qualify as held for sale, however, their operating results are not classified as discontinued operations due to our continuing interest in the ventures.  The operating results of these properties prior to the formation of the ventures are included in the Company’s continuing operations.  The number of properties, capacity, square footage, and investment for the 13 MOBs are not included as such properties are included in an unconsolidated joint venture as of December 31, 2006.

See Reporting Definitions and Supplemental Financial Measure Disclosures

As of and for the year ended December 31, 2006, dollars and square feet in thousands

Owned Property Portfolio — Overview by type

								Cash			Less
	Property				Square	Facility Occupancy %		Flow		Rental	Operating
Sector	Count	Investment	Beds/Units		Feet	12/31/06	09/30/06	Coverage		Revenues	Expenses	NOI
Hospital	33	$871,394	3,356	Beds	3,650	53	55	2.1	x	$94,481	$—	$94,481
Skilled nursing	65	313,180	7,404	Beds	2,447	86	80	1.7	x	42,253	94	42,159
Senior housing	271	3,968,837	28,333	Units	24,251	89	89	1.1	x	181,500	12,491	169,009
MOB	246	2,366,692	N/A		14,952	90	94	N/A		176,840	66,528	110,312
Other	30	262,898	N/A		1,626	99	99	N/A		29,024	6,009	23,015
Total	645	7,783,001			46,926					524,098	85,122	438,976

Investments held for contribution(1):
Senior housing	25	1,100,600	5,633	Units	5,566	93	N/A	1.0	x	20,043	—	20,043
MOB	—	—	N/A		—	N/A	N/A	N/A		12,880	4,064	8,816
	670	$8,883,601			52,492					$557,021	$89,186	$467,835

Direct Financing Lease Portfolio — Overview by type

								Cash
	Property				Square	Facility Occupancy %		Flow		DFL
Sector	Count	Investment	Beds/Units		Feet	12/31/06	09/30/06	Coverage		Income
Senior housing	32	$675,500	3,143	Units	1,969	90	N/A	1.1	x	$15,008

Secured Loan Portfolio — Overview by type

								Debt
	Property				Square	Facility Occupancy %		Service		Interest
Sector	Count	Investment	Beds/Units		Feet	12/31/06	09/30/06	Coverage		Income
Hospital	2	$75,083	170	Beds	311	50	55	2.1	x	$6,603
Skilled nursing	4	19,987	596	Beds	197	85	85	1.6	x	2,290
Senior housing	5	26,411	180	Units	189	83	92	2.1	x	2,313
Total	11	$121,481			697					$11,206

Owned Property Portfolio — Overview by state

	Total	Hospital		Skilled Nursing		Senior Housing		MOB		Other
									Square		Square
State	No.	No.	Beds	No.	Beds	No.	Units	No.	Feet	No.	Feet
TX	111	7	326	4	570	38	4,067	61	4,248	1	—
FL	74	2	312	—	—	44	4,979	28	1,435	—	—
CA	70	4	745	8	819	35	3,778	16	899	7	581
UT	35	1	139	1	120	2	233	22	950	9	549
IN	34	—	—	15	1,554	5	392	14	763	—	—
Other	321	19	1,834	37	4,341	147	14,884	105	6,657	13	496
Total	645	33	3,356	65	7,404	271	28,333	246	14,952	30	1,626

(1)             On January 5, 2007, we formed a joint venture for 25 senior housing assets and retained a 35% interest in the venture.  The carrying value of the 25 senior housing facilities is classified as real estate held for contribution on our consolidated balance sheet at December 31, 2006.  On October 13, 2006, we formed a joint venture for 13 MOBs and retained an effective 26% interest in the venture.  Under SFAS No. 144, these assets meet the criteria to qualify as held for sale, however, their operating results are not classified as discontinued operations due to our continuing interest in the ventures.  The operating results of these properties prior to the formation of the ventures are included in the Company’s continuing operations.  The number of properties, capacity, square footage, and investment for the 13 MOBs are not included as such properties are included in an unconsolidated joint venture as of December 31, 2006.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Same Property Performance

Dollars and square feet in thousands
	Total	Hospital	Skilled Nursing	Senior Housing	MOB	Other
Owned Property Portfolio

Property count	645	33	65	271	246	30
Investment	$7,783,001	$871,394	$313,180	$3,968,837	$2,366,692	$262,898

Same Property Portfolio

Property count	291	26	64	94	88	19
Investment	$2,898,162	$713,806	$308,114	$875,739	$806,833	$193,670

Percent of Owned Property Portfolio (by investment)	37%	82%	98%	22%	34%	74%

Square feet	23,008	3,272	2,401	10,793	5,258	1,284

Facility occupancy at December 31, 2006		53%	86%	89%	94%	100%

Facility occupancy at December 31, 2005		55%	86%	89%	95%	100%

NOI for the year ended December 31, 2006	$325,769	$91,506	$41,655	$91,546	$80,733	$20,329

NOI for the year ended December 31, 2005	$319,043	$91,130	$40,281	$87,976	$79,518	$20,138

Same property change in NOI	2.1%	0.4%	3.4%	4.1%	1.5%	0.9%

NOI for the year ended December 31, 2006	$325,769	$91,506	$41,655	$91,546	$80,733	$20,329
Straight-line rents	(5,120)	(1,313)	(216)	(1,698)	(2,050)	157
Amortization of above and below market lease intangibles	(528)	—	116	—	(644)	—
NOI, as adjusted, for the year ended December 31, 2006	$320,121	$90,193	$41,555	$89,848	$78,039	$20,486

NOI for the year ended December 31, 2005	$319,043	$91,130	$40,281	$87,976	$79,518	$20,138
Straight-line rents	(5,197)	(1,290)	(357)	(1,918)	(1,461)	(171)
Amortization of above and below market lease intangibles	(1,732)	—	54	—	(1,786)	—
NOI, as adjusted, for the year ended December 31, 2005	$312,114	$89,840	$39,978	$86,058	$76,271	$19,967

Same property change in NOI, as adjusted	2.6%	0.4%	3.9%	4.4%	2.3%	2.6%

See Reporting Definitions and Supplemental Financial Measure Disclosures

Lease Expirations (1)

Dollars in thousands
		Expiration Year(2)
Sector	Totals	2007	2008	2009	2010	2011

Owned Property Portfolio

Hospital:
Leases	14	2	1	7	1	3
Annualized expiring rents	$53,237	$1,686	$1,997	$41,019	$2,973	$5,562

Skilled nursing:
Leases	16	—	5	4	4	3
Annualized expiring rents	$11,925	$—	$3,232	$2,220	$3,635	$2,838

Senior housing:
Leases	23	—	1	—	3	19
Annualized expiring rents	$9,132	$—	$70	$—	$473	$8,589

MOB:
Leases	2,578	653	623	465	483	354
Annualized expiring rents	$173,201	$35,811	$40,158	$33,601	$37,850	$25,781

Other:
Leases	14	1	1	5	4	3
Annualized expiring rents	$13,219	$3,901	$3,453	$2,431	$2,850	$584

Total:
Leases	2,645	656	631	481	495	382
Annualized expiring rents	$260,714	$41,398	$48,910	$79,271	$47,781	$43,354

(1)             The table reflects the number of leases and annualized expiring rents in the year of expiration absent the impact of renewals, if any.

(2)             Lease expirations through 2011.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Other Information

Reporting Definitions

ALF.  Assisted living facility.

Annualized Debt Service.  The most recent monthly interest and principal amortization due to HCP as of period end annualized for twelve months.  The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Expiring Rent.  The annualized future minimum rents due to HCP in the year of lease expiration.

Annualized Rent.  The most recent monthly base rent due to HCP as of period end annualized for twelve months plus additional rents received by HCP over the most recent twelve month period as of period end.  The Company uses Annualized Rent for purposes of determining property level Cash Flow Coverage.

Assets Held for Sale.  Assets of discontinued operations in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Beds/Units/Square Feet.  Hospitals and skilled nursing facilities are measured by licensed bed count.  ALFs and CCRCs are stated in units (e.g., studio, one or two bedroom units).  MOBs and other healthcare facilities are measured in square feet.

Book Value.  The carrying amount as reported in the Company’s financial statements.

Cash Flow Coverage.  Facility level EBITDAR of the property’s operator (not the Company) for the most recent twelve months of available data divided by the Annualized Rent.  Cash Flow Coverage is a supplemental measure of the property’s ability to generate cash flow to meet related rent and other obligations to the Company.  However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.  Results exclude data related to hospitals leased to HealthSouth until HealthSouth provides assurance about its financial information.   Results also exclude data related to ALFs leased to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment to each of the facilities.

CCRC.  Continuing care retirement community.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

Debt Service Coverage. Facility level EBITDAR of the property’s operator (not the Company) for the most recent twelve months of available data divided by the Annualized Debt Service. Debt Service Coverage is a supplemental measure of the property’s ability to generate sufficient cash flow to meet related obligations to the Company under loan agreements.  However, its usefulness is limited by the same factors that limit the usefulness of EBITDAR.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful. Results exclude data related to one ALF that secures a loan to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment.

DFL.  Direct financing lease.

Marketable securities.  The Company classifies its existing marketable equity and debt securities as available-for-sale in accordance with provisions of SFAS No. 115. These securities are carried at fair market value, with unrealized gains and losses reported in stockholders’ equity as a component of accumulated other comprehensive income.

Facility EBITDAR.  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator of the property (not the Company). The Company uses Facility EBITDAR in determining Debt Service Coverage and Cash Flow Coverage.  EBITDAR as an analytical tool has limitations similar to EBITDA.  However, the Company receives periodic financial information from operators regarding the performance of the Company’s facilities under the operator’s management.  The Company utilizes Facility EBITDAR as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company.  Facility EBITDAR includes the greater of (i) contractual management fees or (ii) an imputed management fee of 2% for acute care hospitals and 5% for skilled nursing facilities, ILFs, ALFs and CCRCs which the Company believes represents typical management fees in their respective industries.  All facility financial performance data was derived solely from information provided by lessees and borrowers without verification by the Company.

Facility Occupancy.  For MOBs and other healthcare properties, facility occupancy represents the percentage of rentable square feet occupied. For hospitals, skilled nursing facilities, ALFs and CCRCs, facility occupancy represents the facilities’ operating occupancy for each quarter based on the most recent quarter of available data.  The percentages are calculated based on licensed beds, available beds and units for hospitals, skilled nursing facilities, ILFs, ALFs and CCRCs, respectively.  The percentages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.  All facility financial performance data were derived solely from information provided by lessees and borrowers without verification by the Company.

Future Minimum Rents.  Future minimum lease payments to be received by HCP, excluding operating expense reimbursements, from lessees under non-cancelable operating leases as of period end.

GAAP.  U.S. generally accepted accounting principles.

HCP MOP.  Prior to November 30, 2006, HCP Medical Office Portfolio, LLC, was an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company was the managing member and had a 33% interest therein.

ILF.  Independent living facility.

Investment.  The carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization and the carrying amount of mortgage loans receivable.  Excludes assets held for sale and classified as discontinued operations.

Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits) plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

MOB.  Medical office building.

“Other” Property Type.  Physician group practice clinics, healthcare laboratory and laboratory research facilities, and health and wellness centers.

Same Property Performance (“SPP”).  An important component of the Company’s evaluation of the operating performance of its properties.  The Company defines its same property portfolio each quarter as those properties that have been in operation throughout the current year and the prior year and that were also in operation at January 1st of the prior year.  Newly acquired assets, developments in process and assets classified in discontinued operations are excluded from the same property portfolio.  Same property statistics allow management to evaluate the NOI of its real estate portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the properties on performance measures.

Secured Debt.  Mortgage debt secured by real estate.

Square Feet Owned.  The square footage for properties either owned directly by the Company or which the Company has a controlling interest (e.g., consolidated joint ventures) and excludes square footage for development properties prior to completion.

Total Book Capitalization.  The carrying amount of consolidated debt plus the carrying amount of stockholders’ equity.

Total Market Capitalization.  Consolidated debt at Book Value plus total Market Equity.

Undepreciated investments.  The carrying amount of the Company’s real estate assets, including intangibles, after adding back accumulated depreciation and amortization plus net loans receivable plus investments in and advances to unconsolidated joint ventures.

Supplemental Financial Measures Disclosures

Adjusted Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends.  The Company uses Adjusted Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred shareholders for purposes of presenting Adjusted Fixed Charge Coverage. However, the usefulness of Adjusted Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Adjusted Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Adjusted Fixed Charge Coverage.  EBITDA divided by Adjusted Fixed Charges.  The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred shareholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company.  However, since this ratio is derived from EBITDA and Adjusted Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of EBITDA and Adjusted Fixed Charges.  Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity.  The Company’s presentation of EBITDA herein is solely as a non-GAAP liquidity measure in connection with the presentation of Adjusted Fixed Charge Coverage.  As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. The Company believes investors should consider EBITDA in conjunction with cash flow from operating activities, and other required measures under GAAP, to improve their understanding of the Company’s liquidity.  EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations.  EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  Also, EBITDA does not reflect the cash required to make interest and principal payments on the Company’s outstanding debt.  The Company believes cash flow from operating activities is the most directly comparable GAAP measure to EBITDA.  EBITDA does not represent net income or cash flow from operations as defined by GAAP and should not be considered an alternative to those indicators. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful.  The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company.

FFO Payout Ratio per Common Share.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common shareholders.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and same property performance, or “SPP.”  The Company defines NOI as rental revenues, including tenant reimbursements, less property level operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments, interest expense and discontinued operations.  The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis.  NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, amortization of above and below market lease intangibles, and lease termination fees.  The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP.  The company believes that net income is the most directly comparable GAAP measure to NOI.  NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items.  Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, which include a statement about expected stabilized yields on certain acquired properties, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include competition for the acquisition and financing of healthcare facilities; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and assisted living sectors; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial position of the Company’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments.  Some of these risks, and other risks, are described from time to time in Health Care Property Investors, Inc.’s Securities and Exchange Commission filings.